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Exhibit 10.152

Third Amendment to Auto Loan Purchase and Sale Agreement

This THIRD AMENDMENT ("Amendment") to the Auto Loan Purchase and Sale Agreement dated and effective May 1, 2000 by and between E-LOAN, Inc. ("E-LOAN") and Wells Fargo Bank, N.A. - Auto Finance Group ("Wells Fargo" or "Correspondent"), as amended by the First Amendment to Auto Loan Purchase and Sale Agreement dated March 15, 2001 (collectively, the Agreement") is entered into and effective on this 16th day of November, 2001.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is expressly acknowledged by the parties hereto, E-LOAN and Wells Fargo agree as follows:

1. The Exhibit E of the SECOND AMENDMENT is hereby deleted and replaced with Exhibit E attached to this Amendment.

2. The Agreement is hereby modified and amended to incorporate the terms and conditions set froth herein, which shall supersede and prevail over any conflicting terms of the Agreement. Except for the changes set forth above, all of the terms and conditions of the Agreement shall remain in full force and effect.
WELLS FARGO BANK, N.A. - AUTO FINANCE GROUP By: Authorized Signature Name: Cynthia Kuo Title: Senior Vice President	E-LOAN, INC. By: Authorized Signature Name: Title: By: Authorized Signature Name: Title:

Exhibit E: Purchase Price

Purchase Price:

With respect to each Loan made, Correspondent shall pay E-LOAN, via ACH in the account specified in Section 1.6, the Principal Balance of each Loan. Correspondent will use its best effort to pay within 48 hours of receipt of the Required Documents for such Loan. Calculation and payment of Additional Compensation shall be as shown below.

Additional Compensation:

1. Origination Fees:

As additional compensation for E-LOAN's performance of Services hereunder, Wells Fargo will pay E-LOAN a fee ("Origination Fee") for each loan purchased under this Agreement calculated in accordance with the attached Core Pricing Model. on or before the tenth (10th) day of each month, Wells Fargo shall pay E-LOAN the aggregate Origination Fees for all Loans funded in the prior calendar month pursuant to this Agreement. Notwithstanding the foregoing, E-LOAN shall refund the Origination Fee to Wells Fargo for each Loan that is prepared within [ ** ] days from the date such Loan is funded.

Origination Fees will be discounted based on the aggregate dollar volume of funded loans within each calendar month according to the following schedule. The discount is applied to the Spread and the model calculates the new Origination Fee based on the discounted Spread.

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2. Definitions:

Contract Rate - The Annual Percentage Rate charged to the borrower by E-LOAN.

Spread - Difference between the Contract Rate and Buy Rate.

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